Exhibit 99.2

CPI Card Group Announces Transition of CFO

Littleton, Colo. (August 10, 2016) – CPI Card Group (Nasdaq: PMTS, TSX: PNT) (“CPI Card Group” or the “Company”), a global leader in financial and EMV® chip card production and related services, today announced that David Brush will resign from his position as Chief Financial Officer effective December 31, 2016.  Mr. Brush has agreed to remain available to serve as a part time executive consultant to the Company to assist with the transition of responsibilities through June 30, 2017.  The Company and Board of Directors will immediately begin the search for a new CFO with the assistance of a leading executive search firm.

Steve Montross, President and Chief Executive Officer of CPI Card Group, said: "I want to thank Dave for his strong leadership of our finance and accounting operations and the important role he played in our initial public offering last year. On behalf of the entire Company, I thank Dave for all his valuable contributions and wish him the very best.”

Mr. Brush commented, “I have come to the decision that I want to spend more time with my family and consider other interests over time. I have enjoyed working with CPI Card Group, and remain confident that the Company is in a strong positon to achieve great success in the future. I am committed to working with the Board and management team to ensure a seamless transition into 2017.”

About CPI Card Group

CPI Card Group is a leading provider in payment card production and related services, offering a single source for credit, debit and prepaid debit cards including EMV chip, personalization, instant issuance, fulfillment and mobile payment services. With more than 20 years of experience in the payments market and as a trusted partner to financial institutions, CPI’s solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from ten locations throughout the United States, Canada and the United Kingdom, we have the largest network of high security facilities in North America, each of which is certified by one or more of the payment brands: Visa, MasterCard, American Express, Discover and Interac in Canada. Learn more at www.cpicardgroup.com.

EMV is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as statements about our plans, objectives, expectations, assumptions or future events. The words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue” and other similar expressions are intended to identify forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others: material breaches in the security of our systems; market acceptance of developing technologies that make Financial Payment Cards less relevant; a slower or less widespread adoption of EMV and Dual-Interface EMV technology than we anticipate; difficulties in our production processes; defects in our software; our failure to operate our business in accordance with the PCI security standards or other industry standards such as Payment Card Brand certification standards; extension of card expiration cycles; a decline in U.S. and global market and economic conditions; failure to identify, attract and retain new customers or a failure to maintain our relationships with our major customers; our substantial indebtedness; infringement on our intellectual property rights, or claims that our technology is infringing on third-party intellectual property; failure to meet our customers’ demands in a timely manner; competition and/or price erosion in the payment card industry; costs relating to product defects and product liability and warranty claims; our dependence on licensing arrangements; inability to renew leases for our facilities; interruptions in our IT systems or production capabilities; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness; non-compliance with, and changes in, laws in foreign jurisdictions in which we operate and sell our products; challenges related to our acquisition strategy; our dependence on specialized equipment from third party suppliers; and other risk factors or uncertainties identified from time to time in our filings with the Securities and Exchange Commission (“SEC”). Although CPI Card Group Inc. believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Forward-Looking Statements” and “Risk Factors” in the Company’s annual report on Form 10-K for the year-ended December 31, 2015 filed with the SEC on March 24, 2016. CPI Card Group Inc. undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

CPI Card Group Inc. Investor Relations

William Maina

(877) 369-9016

InvestorRelations@cpicardgroup.com

or

CPI Card Group Inc. Media Relations

Media@cpicardgroup.com